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Exhibit 10.1









                         EXECUTIVE EMPLOYMENT AGREEMENT

                              PACIFIC ETHANOL, INC.

                                       AND

                                 JOHN T. MILLER







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                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

1.       General Duties of Employer and Executive..............................1

2.       Compensation and Benefits.............................................2

3.       Preservation of Business; Fiduciary Responsibility....................3

4.       Term..................................................................3

5.       Termination Other Than by Expiration of the Term......................3

6.       Effect of Termination.................................................4

7.       Covenants of Confidentiality, Nondisclosure and Noncompetition........7

8.       Inventions............................................................8

9.       No Violation..........................................................9

10.      Return of Employer's Property.........................................9

11.      Injunctive Relief.....................................................9

12.      Dispute Resolution....................................................9

13.      Miscellaneous........................................................10

APPENDIX I - Certain Definitions

                                      -i-



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                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "AGREEMENT"), is made and entered into as of June 26, 2006 (the "EFFECTIVE DATE") by and between PACIFIC ETHANOL, INC., a Delaware corporation ("EMPLOYER"), and JOHN T. MILLER ("EXECUTIVE").

                                    RECITALS

         Employer desires that the Executive enter into an employment relationship with Employer in order to provide the necessary leadership and senior management skills that are important to the success of Employer. Employer believes that obtaining the Executive's services as an employee of Employer and the benefits of his business experience are of material importance to Employer and Employer's stockholders.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of Executive's employment by Employer and the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Employer and Executive intend by this Agreement to specify the terms and conditions of Executive's employment relationship with Employer.

1.       GENERAL DUTIES OF EMPLOYER AND EXECUTIVE.
         -----------------------------------------

         1.1 Employer agrees to employ Executive and Executive agrees to accept employment by Employer and to serve Employer in an executive capacity upon the terms and conditions set forth herein. Employer hereby employs Executive as the Chief Operating Officer of Employer as of the Effective Date, reporting to the Board of Directors of Employer (the "BOARD"). Executive's duties and responsibilities shall be those normally assumed by the Chief Operating Officer of a publicly-owned company similarly situated to Employer, as well as such other or additional duties, as may from time-to-time be assigned to Executive by the Board. Such other or additional duties shall be consistent with the senior executive functions referenced above. Executive shall be provided with an office and the administrative support reasonably necessary to fulfill the responsibilities assumed by Executive under this Agreement.

         1.2 While employed hereunder, Executive shall use his best efforts to obey the lawful directions of the Board. Executive shall also use his best efforts to promote the interests of Employer and to maintain and to promote the reputation of Employer. While employed hereunder, Executive shall devote his full business time, efforts, skills and attention to the affairs of Employer and faithfully perform his duties and responsibilities hereunder.

         1.3 While this Agreement is in effect, Executive may from time to time engage in any activities that do not compete directly with Employer, provided that such activities do not interfere with his performance of his duties. Executive shall be permitted to (i) invest his personal assets as a passive investor in such form or manner as Executive may choose in his discretion, (ii) participate in various charitable efforts, and (iii) serve as a member of the Board of Directors of other corporations which are not competitors of Employer.


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2.       COMPENSATION AND BENEFITS.
         --------------------------

         2.1 As compensation for his services to Employer, Employer shall pay to Executive an annual base salary of One Hundred Eighty-Five Thousand Dollars ($185,000) during the first 12-month period that this Agreement is in effect, payable in equal semimonthly payments or in accordance with the Employer's regular payroll policy for salaried employees (the "SALARY"). Thereafter, or earlier from time to time in the discretion of the Compensation Committee of the Board, but not less frequently than annually, the Compensation Committee shall perform a review of the Executive's Salary based on Executive's performance of his duties and the Employer's other compensation policies. The Compensation Committee may, in its sole discretion, increase (but not decrease) the Salary following such review.

         2.2 In addition, Executive shall be entitled to receive a cash bonus not to exceed fifty percent (50%) of his base salary to be paid based upon performance criteria to be established by the Board of Directors of Employer on an annual basis ("INCENTIVE BONUS").

         2.3 Upon Executive's furnishing to Employer customary and reasonable documentary support (such as receipts or paid bills) evidencing costs and expenses incurred by him in the performance of his services and duties hereunder (including, without limitation, for gifts, travel and entertainment and cellular telephone expenses) and containing sufficient information to establish the amount, date, place and essential character of the expenditure, Executive shall be reimbursed for such costs and expenses in accordance with Employer's normal expense reimbursement policy.

         2.4 As long as this Agreement is in effect, Executive shall be entitled to participate in the medical (including hospitalization), dental, life and disability insurance plans, to the extent offered by Employer, and in amounts consistent with the Employer's policy, for other senior executive officers of Employer, with premiums for all such insurance for Executive to be paid by Employer and all or a portion of the premiums for Executive's dependants to be paid in accordance with Employer's policy.

         2.5 Executive shall have the right to participate in any additional compensation, benefit, pension, stock option, stock purchase, 401(k) or other plan or arrangement of Employer now or hereafter existing for the benefit of other senior executive officers of Employer. Executive's participation in Employer's stock option plan shall be developed in relative proportion to Executive's position with Employer.

         2.6 Executive shall be entitled to vacation (but in no event less than three (3) weeks per year), holiday and other paid or unpaid leaves of absence consistent with Employer's normal policies for other senior executive officers of Employer or as otherwise approved by the Board. Executive shall be entitled to accrue vacation time for one year. If he does not take the accrued vacation during the next year, he shall be paid for the unused vacation at his Salary rate then in effect.

         2.7 Executive shall be entitled to reimbursement for all reasonable costs, including air travel, car rental and temporary housing, incurred in connection with commuting from Los Gatos, California to Employer's corporate headquarters for such period of time as mutually agreed between Executive and Employer and, in any event, for a period of not less than six (6) months from the date of this Agreement.

                                       2

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         2.8 Executive shall be entitled to reimbursement for all reasonable relocation costs in connection with his relocation to the city where Employer's corporate headquarters are located.

         2.9 Subject to stockholder approval of Employer's 2006 Stock Incentive Plan (the "Plan"), Executive shall be issued an aggregate of 54,000 shares of Employer's common stock pursuant to a restricted stock or restricted stock unit award under the Plan that will vest as to 13,500 shares immediately and as to an additional 10,125 shares on each of the first, second, third and fourth anniversaries of the initial grant. The Plan shall include terms comparable to those contained in Employer's 2004 Stock Option Plan providing for accelerated vesting in a Change in Control.

3.       PRESERVATION OF BUSINESS; FIDUCIARY RESPONSIBILITY.
         ---------------------------------------------------

         Executive shall use his best efforts to preserve the business and organization of Employer and to preserve the business relations of Employer. So long as the Executive is employed by Employer, Executive shall observe and fulfill proper standards of fiduciary responsibility attendant upon his service and office.

4.       TERM.
         -----

         The term of this Agreement shall commence on the Effective Date and shall end on the first (1st) anniversary of the Effective Date; provided, however, that this Agreement shall automatically renew for successive one (1) year periods unless, at least 90 days prior to the expiration of the initial term or any renewal term, either party gives written notice to the other of his or its intention not to renew.

5.       TERMINATION OTHER THAN BY EXPIRATION OF THE TERM.
         -------------------------------------------------

         Employer or Executive may terminate Executive's employment under this Agreement at any time, but only on the following terms:

         5.1 Either Executive or Employer may terminate this Agreement in accordance with SECTION 4.

         5.2 Employer may terminate Executive's employment under this Agreement at any time for "Due Cause" (as defined in APPENDIX I attached hereto and incorporated herein by this reference) upon the good faith determination by the Board that Due Cause exists for the termination of the employment relationship.

         5.3 If Executive is incapacitated by accident, sickness or otherwise so as to render Executive mentally or physically incapable of performing the services required under SECTION 1 of this Agreement for a period of 180 consecutive days, and the incapacity is confirmed by the written opinion of two practicing medical doctors licensed by and in good standing in the State of California (one selected by Employer and one by Executive), upon the expiration


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of that period or at any time reasonably thereafter, Employer may terminate
Executive's employment under this Agreement upon giving Executive or his legal representative written notice at least 30 days prior to the termination date, subject to the provisions of SECTION 6.2. Executive agrees, after written notice by the Board, to submit to examinations by the practicing medical doctors. If the medical doctors do not agree as to whether Executive is disabled, they shall promptly select a mutually acceptable third practicing medical doctor to further evaluate Executive, whose conclusion shall be rendered, in writing, within ten days of his or her selection. The conclusion of the third practicing medical doctor shall be final and binding on Employer and Executive.

         5.4 This Agreement shall terminate immediately upon Executive's death, subject to the provisions of SECTION 6.2.

         5.5 Subject to the provisions of SECTION 6.3, Employer may terminate Executive's employment under this Agreement at any time for any reason whatsoever, even without Due Cause, by giving a written notice of termination to Executive, in which case the employment relationship shall terminate immediately upon the giving of the notice. If Employer terminates the employment of Executive other than (i) pursuant to SECTION 4, (ii) pursuant to SECTION 5.2 for Due Cause, (iii) due to incapacity pursuant to SECTION 5.3 or due to Executive's death pursuant to SECTION 5.4, or (iv) Executive's resignation (other than for Good Reason) or retirement, then the action by Employer, unless consented to in writing by Executive, shall be deemed to be a constructive termination by Employer of Executive's employment (a "CONSTRUCTIVE TERMINATION"), and, in that event, Executive shall be entitled to receive the compensation set forth in
SECTION 6.3.

         5.6 Executive may terminate this Agreement at any time for "Good Reason" (as defined in APPENDIX I attached hereto and incorporated herein by this reference) within 30 days after Executive learns of the event or condition constituting "Good Reason" and, in that event, shall be entitled to receive the compensation set forth in SECTION 6.3.

         5.7 Executive may terminate this Agreement at any time for any reason whatsoever, even without Good Reason, upon giving Employer written notice at least 30 days prior to the termination date, and, in that event, Executive shall be entitled to receive the compensation set forth in SECTION 6.1.

6.       EFFECT OF TERMINATION.
         ----------------------

         6.1 If the employment relationship is terminated (a) by Employer or Executive upon 90 days' written notice pursuant to SECTION 4, (b) by Employer for Due Cause pursuant to SECTION 5.2, or (c) by Executive pursuant to SECTION
5.7 or by Executive breaching this Agreement by refusing to continue his employment and failing to give the requisite 90 days' written notice, all compensation and benefits shall cease as of the date of termination, other than:
(i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer for Executive that are earned and vested by the date of termination; (ii) Executive's pro rata annual Salary (as in effect as of the date of termination, payable in the manner as prescribed in the first sentence of SECTION 2.1) through the date of termination; (iii) any restricted stock awards which have vested as of the date of termination pursuant to the terms of the agreement granting the awards; and
(iv) accrued vacation as required by California law.

                                       4

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         6.2 If Executive's employment relationship is terminated due to
Executive's incapacity pursuant to SECTION 5.3 or due to Executive's death pursuant to SECTION 5.4, Executive or Executive's estate or legal representative, will be entitled to (i) those benefits that are provided by retirement and benefits plans and programs specifically adopted and approved by Employer for Executive that are earned and vested at the date of termination, a prorated Incentive Bonus for the fiscal year in which incapacity or death occurs, and, even though no longer employed by Employer, Executive shall continue to receive the annual Salary compensation (as in effect as of the date of termination, payable in the manner as prescribed in the first sentence of
SECTION 2.1) for six (6) months following the date of termination, offset, however, by any payments received by Executive as a result of any disability insurance maintained by Employer for Executive's benefit.

         6.3 In the event of a termination of this Agreement by Executive for Good Reason or by Employer pursuant to SECTION 5.5, then Employer shall:

                  (a) pay to Executive on the date of termination his Salary in effect as of the date of termination through the end of the month during which the termination occurs plus credit for any vacation earned but not taken;

                  (b) pay to Executive, as severance pay, six (6) months of Executive's Salary in effect as of the date of termination, with such amount payable in equal semimonthly payments in accordance with the Employer's regular payroll policy for salaried employees;

                  (c) pay to Executive the prorated Incentive Bonus for the fiscal year during which termination occurs; and

                  (d) maintain, at Employer's expense, in full force and effect, for Executive's continued benefit, all medical and life insurance to which Executive was entitled immediately prior to the date of termination (or at the election of Executive in the event of a Change in Control, immediately prior to the date of the Change in Control) until the earliest of (i) 12 months or (ii) the date or dates that Executive's continued participation in Employer's medical and/or life insurance plans, as applicable, is not possible under the terms of the plans (the earliest of (i) and (ii) is referred to herein as the "BENEFITS DATE"). If Employer's medical and/or life insurance plans do not allow Executive's continued participation in the plan or plans, then Employer will pay to Executive, in monthly installments, from the date on which Executive's participation in the medical and/or life insurance, as applicable, is prohibited until the Benefits Date, the monthly premium or premiums which had been payable by Employer with respect to Executive for the discontinued medical and/or life insurance, as applicable.

         6.4 Anything in this Agreement to the contrary notwithstanding, if the Auditors (as defined in APPENDIX I attached hereto and incorporated herein by this reference) determine that any payment or distribution by Employer to or for the benefit of Executive, whether paid or payable (or distributed or distributable) pursuant to the terms of this Agreement or otherwise (a


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"PAYMENT"), would be nondeductible by Employer for federal income tax purposes because of the application of Section 280G of the Code (as defined in APPENDIX I attached hereto and incorporated herein by this reference), or because of the application of any federal or state income tax law enacted after the date hereof which restricts or limits the deductibility of compensation paid to an Executive (a "SUBSEQUENT LAW"), then the aggregate present value of the amounts payable or distributable to or for the benefit of Executive pursuant to this Agreement (the "PAYMENTS") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this SECTION 6.4, the "REDUCED AMOUNT" shall be an amount which maximizes the aggregate amount of Payments without causing any Payment to be nondeductible by Employer because of the application of Subsequent Law, or which maximizes the aggregate present value of Payments without causing any Payment to be nondeductible by Employer because of the application of Section 280G of the Code. For purposes of this Section 6.4, present value shall be determined in accordance with Section 280G(d)(4) of the Code and Income Tax Regulations promulgated thereunder.

         6.5 If the Auditors determine that any Payment would be nondeductible by Employer because of the application of Section 280G of the Code, or because of the application of Subsequent Law, then Employer shall promptly give notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and Executive may then elect, in his sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after the election the aggregate present value of the Payments equals the Reduced Amount) and shall advise Employer in writing of his election within 20 days of his receipt of notice. If no election is made by Executive within such 20 day period, then Employer may elect which and how much of the Payments shall be eliminated or reduced (as long as after the election the aggregate present value of Executive Payments equals the Reduced Amount) and shall notify Executive promptly of the election. All determinations made by the Auditors under this SECTION 6.5 and
SECTION 6.4 shall be binding upon Employer and Executive and shall be made within 60 days of Executive's termination of employment. As promptly as practicable following the determination and the elections hereunder, Employer shall pay to or distribute to or for the benefit of Executive the amounts then due to him under this Agreement, as modified by SECTION 6.4 and this SECTION 6.5, and shall promptly pay to or distribute for the benefit of Executive in the future the amounts that become due to him under this Agreement.

         6.6 If the Auditors determine that Payments have been made by Employer which should not have been made ("OVERPAYMENTS") or that additional Payments which will not have been made by Employer could be due ("Underpayments"), consistent in each case with the calculation of the Reduced Amount pursuant to
SECTION 6.4, then the following actions are to be taken: If the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against Employer or Executive which the Auditors believe has a high probability of success, determine that an Overpayment has been made, the Overpayment shall be treated for all purposes as a loan to Executive which he shall repay to Employer, together with interest at the applicable federal rate provided for in
Section 7872(f)(2)(A) of the Code. If the Auditors, based upon controlling precedent, determine that an Underpayment has occurred, the Underpayment shall promptly be paid by Employer to or for the benefit of Executive, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

                                       6

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         6.7 Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as the result of employment by another Employer after the date of termination, or otherwise.

         6.8 Except as expressly provided herein, the provisions of this Agreement, and any payment or benefit provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Employer benefit plan, employment agreement or other contract, plan or arrangement.

         6.9 Except as may be required pursuant to SECTION 6.4, the amount of any payment provided under this Agreement shall not be reduced by reason of any present value calculation.

         6.10 Upon termination of this Agreement, compensation and benefits shall be paid to the Executive as set forth in the applicable subsection of this
SECTION 6 and restricted stock awards granted to Executive, if any, shall be governed by the provisions of all restricted stock award agreements between Employer and Executive. In the event of a termination of this Agreement by Executive for Good Reason, all other rights and benefits Executive may have under the employee and/or executive benefit plans and arrangements of Employer generally shall be determined in accordance with the terms and conditions of those plans and arrangements.

7.       COVENANTS OF CONFIDENTIALITY, NONDISCLOSURE AND NONCOMPETITION.
         ---------------------------------------------------------------

         7.1 During the term of this Agreement, Employer will provide to Executive certain confidential and proprietary information owned by Employer as more fully described below. Executive acknowledges that he occupies or will occupy a position of trust and confidence with Employer, and that Employer would be irreparably damaged if Executive were to breach the covenants set forth in this SECTION 7.1. Accordingly, Executive agrees that he will not, without the prior written consent of Employer, at any time during the term of this Agreement or any time thereafter, except as may be required by competent legal authority or as required by Employer to be disclosed in the course of performing Executive's duties under this Agreement for Employer, use or disclose to any person, firm or other legal entity, any confidential records, secrets or information obtained by Executive during his employment hereunder related to Employer or any parent, subsidiary or affiliated person or entity (collectively, "CONFIDENTIAL INFORMATION"). Confidential Information shall include, without limitation, information about Employer's Inventions (as defined in SECTION 8.1), customer lists and product pricing, data, know-how, formulae, processes, ideas, past, current and planned product development, market studies, computer software and programs, database and network technologies, strategic planning and risk management. Executive acknowledges and agrees that all Confidential Information of Employer and/or its affiliates will be received in confidence and as a fiduciary of Employer. Executive will exercise utmost diligence to protect and guard the Confidential Information.

         7.2 Executive agrees that he will not, without the express written consent of the Board, take with him upon the termination of this Agreement, any document or paper, or any photocopy or reproduction or duplication thereof, relating to any Confidential Information.

                                       7

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         7.3 For purposes of this SECTION 7, "EMPLOYER" shall include any of
Pacific Ethanol, Inc.'s direct or indirect subsidiaries.

8.       INVENTIONS.
         -----------

         8.1 Any and all inventions, product, discoveries, improvements, processes, formulae, manufacturing methods or techniques, designs or styles, software applications or programs (collectively, "INVENTIONS") made, developed or created by Executive, alone or in conjunction with others, during regular hours of work or otherwise, during the term of Executive's employment with Employer and for a period of two years thereafter that may be directly or indirectly related to the business of, or tests being carried out by, Employer, or any of its subsidiaries, shall be promptly disclosed by Executive to Employer and shall be Employer's exclusive property. The following provisions of the California Labor Code shall supplement this SECTION 8.1:

                  SECTION 2870 OF THE CALIFORNIA LABOR CODE

                  Application of Provisions Providing That Employee Shall Assign
                  --------------------------------------------------------------
                  or Offer to Assign Rights in Invention to Employer.
                  ---------------------------------------------------

                           (a) Any provision in an employment agreement which
                  provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                                    (1) Relate at the time of conception or
                          reduction to practice of the invention to employer's business, or actual or demonstrably anticipated research or development of employer, or

                                    (2) Result from any work performed by the
                          employee for employer.

                           (b) To the extent a provision in an employment
                  agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

         8.2 Executive will, upon Employer's request and without additional compensation, execute any documents necessary or advisable in the opinion of Employer's legal counsel to direct the issuance of patents to Employer with respect to Inventions that are to be Employer's exclusive property under this
SECTION 8 or to vest in Employer title to the Inventions; the expense of securing any patent, however, shall be borne by Employer.

                                       8

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         8.3 Executive will hold for Employer's sole benefit any Invention that is to be Employer's exclusive property under this SECTION 8 for which no patent is issued.

9.       NO VIOLATION.
         -------------

         Executive represents that he is not bound by any Agreement with any former employer or other party that would be violated by Executive's employment by Employer.

10.      RETURN OF EMPLOYER'S PROPERTY.
         ------------------------------

         Upon the termination of this Agreement or whenever requested by Employer, Executive shall immediately deliver to Employer all property in his possession or under his control belonging to Employer, in good condition, ordinary wear and tear excepted.

11.      INJUNCTIVE RELIEF.
         ------------------

         Executive acknowledges that the breach, or threatened breach, by Executive of the provisions of this Agreement shall cause irreparable harm to Employer, which harm cannot be fully redressed by the payment of damages to Employer. Accordingly, Employer shall be entitled, in addition to any other right or remedy it may have at law or in equity, to seek an injunction or restraining Executive from any violation or threatened violation of this Agreement.

12.      DISPUTE RESOLUTION.
         -------------------

         Subject to SECTION 11, all claims, disputes and other matters in controversy ("DISPUTE") arising, directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this SECTION 12, and not through resort to any judicial proceedings.

         12.1 Neither party shall commence an arbitration proceeding pursuant to the provisions of SECTION 12.2 unless that party first gives a written notice (a "DISPUTE NOTICE") to the other party setting forth the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation under the American Arbitration Association Commercial Mediation Rules in effect on the date of the Dispute Notice. If the parties cannot agree on the selection of a mediator within 20 days after delivery of the Dispute Notice, the mediator will be selected by the American Arbitration Association. If the dispute has not been resolved by mediation within 60 days after delivery of the Dispute Notice, then the dispute shall be determined by arbitration in accordance with the provisions below.

         12.2 Any dispute that is not settled by mediation as provided in
SECTION 12.1 shall be resolved by arbitration before a single arbitrator appointed by the American Arbitration Association or its successor in Fresno, California. The determination of the arbitrator shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor then in effect, and the pertinent provisions of the laws of the State of California relating to arbitration. The decision of the arbitrator may be entered as a final judgment


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

in any court of the State of California or elsewhere. The prevailing party in any such arbitration shall also be entitled to recover reasonable attorneys', accountants' and experts' fees and costs of suit in addition to any other relief awarded the prevailing party.

13.      MISCELLANEOUS.
         --------------

         13.1 If any provisions contained in this Agreement is for any reason held to be totally invalid or unenforceable, such provision will be fully severable, and in lieu of such invalid or unenforceable provision there will be added automatically as part of this Agreement a provision as similar in terms as may be valid and enforceable.

         13.2 All notices and other communications required or permitted hereunder or necessary or convenience in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered mail or certified mail, return receipt requested or hand delivered, as follows (provided that notice of change of address shall be deemed given only when received):

         If to Employer:            Pacific Ethanol, Inc.
                                    5711 N. West Avenue
                                    Fresno, California 93711
                                    Attention: Compensation Committee

         If to Executive:           108 Naramore Lane
                                    Los Gatos, California  95032

or to such other names or addresses as Employer or Executive, as the case may be, shall designate by notice to the other party hereto in the manner specified in this SECTION 13.2.

         13.3 This Agreement shall be binding upon and inure to the benefit of Employer, its successors, legal representatives and assigns, and Executive, his heirs, executors, administrators, representatives, legatees and permitted assigns. Executive agrees that his rights and obligations hereunder are personal to him and may not be assigned without the express written consent of Employer. If Executive should die while any amounts are due to him pursuant to this Agreement, all such amounts shall be paid to Executive's devisee, legatee or other designee, or if there be no such designee, to Executive's estate. Employer will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, by Agreement in form and substance satisfactory to Executive and his legal counsel, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform each of them if no such succession or assignment had taken place. Any failure of Employer to obtain such Agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle Executive to terminate Executive's employment for Good Reason. As used in this Agreement, "EMPLOYER" means Pacific Ethanol, Inc. and any successor or assign to its business and/or assets which executes and delivers the Agreement provided for in this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement Executive is employed by any company a majority of the voting securities of which is then owned by Employer, "EMPLOYER" as used in this Agreement shall in addition include that subsidiary company. In that event, Employer agrees that it shall pay or shall cause the subsidiary company to pay any amounts owed to Executive pursuant to this Agreement.

         13.4 Except as expressly provided in this Section, this Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Executive and Employer with respect to the subject matter of this Agreement including, without limitation, that certain Offer Letter dated May 30, 2006 regarding the terms of Executive's employment. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of Employer or by any written agreement unless signed by an officer of Employer who is expressly authorized by Employer to execute that document.

         13.5 The laws of the State of California will govern the interpretation, validity and effect of this Agreement without regard to principles of conflicts of law, the place of execution or the place for performance thereof. Employer and Executive agree that the state and federal courts situated in Fresno County, California shall have personal jurisdiction over Employer and Executive to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Fresno County, California and, as such, Employer and Executive agree that venue shall be proper with the state or federal courts in Fresno County, California to hear such disputes.

         13.6 Executive and Employer shall execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

         13.7 The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a party of this Agreement.

         13.8 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement.

         13.9 Executive acknowledges that Executive has had the opportunity to read this Agreement and discuss it with advisors and legal counsel, if Executive has so chosen. Executive also acknowledges the importance of this Agreement and that Employer is relying on this Agreement in entering into an employment relationship with Executive.

                            (Signature page follows.)

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

         The undersigned, intending to be legally bound, have executed this Agreement on the date first written above.

EMPLOYER:                       PACIFIC ETHANOL, INC.


                                By:  /s/ Neil Koehler
                                     -------------------------------------------
                                     Neil Koehler, President and Chief Executive
                                     Officer



EXECUTIVE:                           /s/ John T. Miller
                                     -------------------------------------------
                                     John T. Miller


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


                                   APPENDIX I

                             ADDITIONAL DEFINITIONS
                             ----------------------

         For purposes of this Agreement, the following additional capitalized terms shall have the respective definitions set forth below:

         AUDITORS. The term "AUDITORS" means Employer's independent registered public accounting firm.

         BENEFIT PLAN. The term "BENEFIT PLAN" means any benefit plan or arrangement (including, without limitation, Employer's profit sharing or stock incentive plans, if any, and medical, disability and life insurance plans) in which Executive is participating (or any other plans providing Executive with substantially similar benefits).

         CHANGE IN CONTROL. A "CHANGE IN CONTROL" of Employer shall be deemed to have occurred if, in a single transaction or series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a "beneficial owner" (as defined in Rule 13-3 under the Exchange
Act), directly or indirectly of securities of Employer representing 51% or more of the combined voting power of Employer, (ii) there is a merger, consolidation or other business combination transaction of Employer with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of Employer outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of Employer (or the surviving entity) outstanding immediately after such transaction, or (iii) all or substantially all of Employer's assets are sold.

         CODE. The term "CODE" means the Internal Revenue Code of 1986, as amended.

         DUE CAUSE. The term "DUE CAUSE" means any of the following events:

                  (a) any intentional misapplication by Executive of Employer's funds or other material assets, or any other act of dishonesty injurious to Employer committed by Executive; or

                  (b) Executive's conviction of (i) a felony or (ii) a crime involving moral turpitude; or

                  (c) Executive's use or possession of any controlled substance or chronic abuse of alcoholic beverages, which use or possession the Board reasonably determines renders Executive unfit to serve in his capacity as a senior executive of Employer; or

                  (d) Executive's breach, nonperformance or nonobservance of any of the terms of this Agreement, including but not limited to Executive's failure to adequately perform his duties or comply with the


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

         reasonable directions of the Board. Notwithstanding anything in the foregoing subsections (c) or (d) to the contrary, Employer shall not terminate Executive unless the Board first provides Executive with a written memorandum describing in detail how his performance hereunder is not satisfactory and Executive is given a reasonable period of time (not less than 30 days) to remedy the unsatisfactory performance related by the Board to Executive in that memorandum. A determination of whether Executive has satisfactorily remedied the unsatisfactory performance shall be promptly made by a majority of the disinterested directors of the Board (or the entire Board, but not including Executive, if there are no disinterested directors) at the end of the period provided to Executive for remedy, and their determination shall be final.

         GOOD REASON. The term "GOOD REASON" as used in this Agreement shall mean any of the following which occur without Executive's express written consent:

                  (a) a general assignment by Employer for the benefit of creditors or filing by Employer of a voluntary bankruptcy petition or the filing against Employer of any involuntary bankruptcy which remains undismissed for thirty days or more or if a trustee, receiver or liquidator is appointed;

                  (b) any material changes in Executive's titles, duties or responsibilities; or

                  (c) Executive is not paid the compensation and benefits required under this Agreement;

                  PROVIDED, HOWEVER, that any of the foregoing actions shall not be considered to be Good Reason if the action is undertaken by Employer as a termination for Due Cause.


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